Exhibit 5.1

December 13, 2018

HCP, Inc.

1920 Main Street

Suite 1200

Irvine, California  92614

Re:                             HCP, Inc., a Maryland corporation (the “Company”) — Registration of up to 17,250,000 shares (the “Shares”) of common stock, par value one dollar ($1.00) per share (the “Common Stock”), of the Company to be sold to the public (the “Offering”) pursuant to the Registration Statement on Form S-3 (File No. 333-225318) filed with the United States Securities and Exchange Commission (the “Commission”) on May 31, 2018 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with certain matters of Maryland law arising out of the registration of the Shares under the Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Statement.  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                     the corporate charter of the Company (the “Charter”), consisting of Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on June 1, 2012, Articles of Merger filed with the Department on December 3, 2015 and Articles Supplementary filed with the Department on July 31, 2017;

(ii)                                  the Fifth Amended and Restated Bylaws of the Company, dated as of February 8, 2015, as amended by Amendment No. 1 to the Fifth Amended and Restated Bylaws of the Company, dated as of January 28, 2016, and Amendment No. 2 to the Fifth Amended and Restated Bylaws of the Company, dated as of July 27, 2017 (the “Bylaws”);

(iii)          resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of December 10, 2018 and December 10, 2018 (collectively, the “Directors’ Resolutions”);

(iv)                              the Registration Statement, including all amendments thereto if any, filed by the Company with the Commission under the Act, the related preliminary prospectus supplement, dated December 10, 2018, the related final prospectus supplement, dated December 10, 2018, and the final base prospectus, dated May 31, 2018;

(v)                                 a copy of the fully executed Underwriting Agreement dated as of December 10, 2018 (the “Underwriting Agreement”), by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A of the Underwriting Agreement and Bank of America, N.A., acting in its capacity as forward seller;

(vi)                              a status certificate of the Department, dated December 11, 2018, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vii)         a certificate of Peter A. Scott, the Executive Vice President and Chief Financial Officer of the Company, and Troy E. McHenry, the Executive Vice President and Corporate Secretary of the Company, dated as of December 13, 2018 (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions and the form, approval, execution and delivery of the Underwriting Agreement; and

(viii)        such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)                                 each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any of the Documents is legally competent to do so;

(c)                                  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents; all signatures on all Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)                                 all certificates submitted to us, including but not limited to the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

(e)                                  none of the Shares will be issued or transferred in violation of the provisions of Article V of the Charter relating to restrictions on ownership and transfer of stock or the provisions of Article V of the Charter relating to business combinations;

(f)                                   none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL; and

(g)                                  the Company has not, and is not required to be, registered under the Investment Company Act of 1940.

Based on our review of the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2)                                     The Shares to be issued in the Offering have been duly authorized for issuance by all necessary corporate action on the part of the Company, and when such Shares are issued and delivered by the Company in exchange for payment of the consideration therefor, as provided in, and in accordance with, the Underwriting Agreement and the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The opinions presented in this letter are limited to the laws of the State of Maryland and we do not express any opinions herein concerning any laws other than the laws of the State of Maryland.  We express no opinion as to the applicability or effect of any federal or state securities laws, including securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This letter is issued as of the date hereof and the opinions presented herein are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement the opinions presented herein if any applicable laws change after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future that may change the opinions presented herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference into the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares.  We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP